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EXHIBIT 99.1 FORM OF SUBSCRIPTION AGREEMENT FOR RIGHTS OFFERING


                          RIGHTS SUBSCRIPTION AGREEMENT




                           OHIO STATE BANCSHARES, INC.
                     RIGHTS OFFERING SUBSCRIPTION AGREEMENT

                        EXPIRATION DATE: August 28, 2002

         We are conducting a RIGHTS OFFERING that entitles holders of our common stock, as of the close of business on July 18, 2002 (the "Record
Date"), TO PURCHASE .3014 SHARE OF COMMON STOCK FOR EVERY ONE SHARE OF COMMON STOCK THEN HELD (ROUNDED DOWN TO THE NEAREST WHOLE SHARE). Set forth below are the number of shares of common stock that you are entitled to purchase in the rights offering at a subscription price of $66 per share. No cash will be paid by us for any subscription rights or fractional shares.

         To subscribe for shares in the rights offering, we must receive a properly completed and executed copy of this Rights Subscription Agreement by August 28, 2002, together with a cashier's check, certified check, money order, or personal check payable to "OHIO STATE BANCSHARES, INC." for an amount equal to the number of shares subscribed for multiplied by $66.

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED JULY 24, 2002, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OHIO STATE BANCSHARES, INC. BY CALLING CYNTHIA L. SPARLING AT (740) 387-2265.

         EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

Number of Shares You May Purchase under the Rights Subscription Privilege:

----------------------------

          RIGHTS OFFERING

          1. Number of Rights Offering shares you are subscribing for:
          _____________. (You may subscribe for any or all of the number of shares listed above.)

          2. Total Subscription Price: ______________ (Number of shares listed on line 1 x $66 per share)

               THE RIGHT TO SUBSCRIBE IN THE RIGHTS OFFERING IS NON-TRANSFERABLE AND CAN ONLY BE EXERCISED IN THE EXACT TITLING AS APPEARS IN THE BOX ABOVE.


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         METHOD OF PAYMENT

         Payment must be in the form of cashier's check, certified check, money order, or personal check payable to "OHIO STATE BANCSHARES, INC."

         If the aggregate amount enclosed is insufficient to purchase the total number of shares on line 1, or if payment is enclosed but the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares in the Rights Offering that could be subscribed for upon payment of such amount.

         Any funds paid in excess of the total subscription price for the shares you have the right to purchase in the Rights Offering will be returned to you by mail as soon as practicable.



---------------------------------------      -----------------------------------
Signature                                                  Date

---------------------------------------      -----------------------------------
Signature of Joint Owner, if applicable      Area Code and Telephone Number

---------------------------------------      -----------------------------------
Street Address                               Social Security or Federal Taxpayer
                                             Identification No.

---------------------------------------
(City)            (State)         (Zip)


To be completed by Ohio State Bancshares, Inc.

Accepted as of ______________________, 2002, as to ___________ Shares.



                                        ----------------------------------------
                                        Gary E. Pendleton
                                        President and Chief Executive Officer




                   [SEE REVERSE SIDE FOR SUBSTITUTE FORM W-9]


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
SUBSTITUTE                                           PART I - Taxpayer Identification
Form W-9                                             Number.   For all accounts enter taxpayer number in
                                                     the appropriate box.  For most individuals this is
                                                     your Social Security number.  If you do not have a number or
                                            if the account is in more than one name,    contact office identified in
                                            Instruction 6.

Department of the Treasury
the Internal Revenue Service      .

Payer's Request for
Taxpayer
Identification Number
("TIN")

                                                              PART II - For Payees Exempt from Backup
                                              Withholding Certification - Under penalties of
                                                     perjury, I certify that:

                                                    (1) The number shown on this form is my correct Taxpayer
                                                    Identification Number (or I am waiting for a number to
                                                    be issued to me), and

                                                    (2) I am not subject to backup withholding either because
                                                    (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends; or (c) the IRS has
                                                    notified me that I am no longer subject to backup
                                                    withholding.


                                                                CERTIFICATION GUIDELINES - You must cross
                                                   out item (2) above if you have been notified by the
                                                   IRS that you are subject to backup withholding because
                                                   of under-reporting interest or dividends on your tax
                                                   return. However, if after being notified by the IRS
                                                   that you were subject to backup withholding you
                                                   received another notification from the IRS that you
                                                   are no longer subject to backup withholding, do not
                                                   cross out item (2).

         Signature (X)___________________________    Date  ________________, 2002
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                  SUBSTITUTE FORM W-9. Each subscriber must provide a correct taxpayer identification number ("TIN") and sign and date the Substitute W-9 on the Transmittal. In general, if a subscriber is an individual, the TIN is the social security number of such individual. See the enclosed guidelines. If the correct TIN is not provided, the subscriber may be subject to a $50 penalty imposed by the Internal Revenue Code. For further information regarding instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), contact Cynthia L. Sparling, Ohio State
         Bancshares, Inc., 111 South Main Street, Marion, Ohio 43302, (740) 387-2265.